As filed with the Securities and Exchange Commission on April 8, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ArcelorMittal
(Exact name of registrant as specified in its charter)
N/A
(Translation of registrant’s name into English)

Grand Duchy of Luxembourg (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
24-26 boulevard d’Avranches
L-1160 Luxembourg
Grand Duchy of Luxembourg
Telephone: +352 4792-1
(Address and telephone number of Registrant’s principal executive offices)

ArcelorMittal Sales and Administration LLC
833 W. Lincoln Highway, Suite 200E,
Schererville, Indiana 46375, United States
Telephone: +1 (219) 256-7303
(Name, address, and telephone number of agent for service)

Copies to:
John D. Brinitzer, Esq. Cleary Gottlieb Steen & Hamilton LLP 12, rue de Tilsitt 75008 Paris France (33) 1 40 74 68 00	Diana Billik, Esq. Allen & Overy LLP 32 rue François 1er 75008 Paris France (33) 1 40 06 53 65

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Senior Debt Securities
Subordinated Debt Securities
Ordinary Shares
Rights to Purchase Ordinary Shares

This prospectus may be used to offer debt securities of ArcelorMittal, which may or may not be subordinated and/or convertible into or exchangeable for ordinary shares of ArcelorMittal, ordinary shares of ArcelorMittal and/or rights to purchase such ordinary shares, which we collectively refer to as the “securities.”
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide the specific terms of the securities being offered and the manner in which they are offered in supplements to this prospectus. The prospectus supplements will also contain the names of any selling security holders, underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus and any accompanying prospectus supplement carefully before you invest in any of these securities.
ArcelorMittal’s ordinary shares are listed on the New York Stock Exchange, Euronext Paris, Euronext Amsterdam and the Luxembourg Stock Exchange under the symbol “MT” and listed on the Madrid, Barcelona, Bilbao and Valencia stock exchanges under the symbol “MTS.” If ArcelorMittal decides to list any of the other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when trading is expected to begin.
This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.
Investing in our securities involves risks. You should carefully consider the risks discussed under “Risk Factors” beginning on page 2 of this prospectus and in any prospectus supplement accompanying this prospectus before you invest in any of these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 8, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, utilizing a shelf registration process. Under this process, the securities described in this prospectus may be sold in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered pursuant to this prospectus, we will attach a prospectus supplement to the front of this prospectus that will contain specific information about the terms of those securities and their offering. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file with or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplements and the related exhibits filed with the SEC, together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”
We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we do not take any responsibility for any other information that others may give you.
ArcelorMittal is not making an offer to sell these securities in any jurisdiction where the offer or sale are not permitted. This document may only be used where it is legal to sell these securities.
You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or any such prospectus supplement, as the case may be. ArcelorMittal’s business, financial condition, results of operations and prospects may have changed since that date.

RISK FACTORS
An investment in the securities offered using this prospectus involves a high degree of risk. You should carefully consider the risks described below, together with the risks described in the documents incorporated by reference into this prospectus, and any risk factors included in the prospectus supplement, before making an investment decision. The Company’s business, financial condition and results of operations could be materially and adversely affected by any of these risks, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment. The risks described below are those known to ArcelorMittal and that it currently believes may materially affect it.
Risks Relating to ArcelorMittal
You should read “Risk factors” under “Risk Factors and Control” in ArcelorMittal’s Annual Report on Form 20-F for the year ended December 31, 2023 (the “2023 Form 20-F”), which is incorporated by reference in this prospectus, for information on risks relating to ArcelorMittal (including its industry, business and financial structure), and/or similar disclosure in subsequent filings incorporated by reference in this prospectus.
Summary of Risk Factors
ArcelorMittal’s business is subject to numerous risks and uncertainties, including those described in the detailed risk factors in the 2023 Form 20-F. These risks include, but are not limited to, the following:
1.
Risks related to the global economy and the mining and steel industry

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Prolonged low steel and (to a lesser extent) iron ore prices and/or low steel demand would have an adverse effect on ArcelorMittal’s results of operations.

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Volatility in the supply and prices of steel, raw materials, energy and transportation could adversely affect ArcelorMittal’s results of operations.

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Excess capacity and oversupply in the steel industry and in the iron ore mining industry have in the past and may continue in the future to weigh on ArcelorMittal’s profitability.

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Unfair trade practices, import tariffs and/or barriers to free trade could negatively affect steel prices and ArcelorMittal’s results of operations in various markets.

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Russia’s invasion of Ukraine and any regional or global escalation of the conflict could adversely affect the Company’s business, results of operations and financial condition.

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Competition from other materials and alternative steel-based technologies could reduce market prices and demand for steel products and thereby reduce ArcelorMittal’s cash flows and profitability.

2.
Risks related to ArcelorMittal’s operations

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ArcelorMittal’s carbon emissions reduction targets may be difficult or impossible to achieve if future developments affect current assumptions about related costs, government support and technology.

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ArcelorMittal could experience labor disputes that may disrupt its operations and its relationships with its customers and its ability to rationalize operations and reduce labor costs in certain markets.

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Disruptions to ArcelorMittal’s manufacturing processes and mining operations (e.g. equipment failures, natural disasters, accidents, explosions, epidemics or pandemics, geopolitical conflicts or extreme weather) could adversely affect its operations, customer service levels, financial results and liabilities.

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ArcelorMittal’s reserve and resource estimates may differ from recoverable mineral quantities; estimates of mine life may prove inaccurate; changes in iron ore prices, operating and capital costs and other assumptions may render certain reserves and resources uneconomical to mine.

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ArcelorMittal’s reputation and business could be materially harmed as a result of data breaches, data theft, unauthorized access or successful hacking.

3.
Risks related to ArcelorMittal’s acquisitions and investments

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ArcelorMittal has grown through acquisitions and may continue to do so. Failure to manage external growth and difficulties completing planned acquisitions or integrating acquired companies could harm ArcelorMittal’s future results of operations, financial condition and prospects.

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ArcelorMittal faces further risks in relation to its interest in Acciaierie d’Italia (“ADI”), which has been placed in a special form of insolvency proceedings (extraordinary administration).

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ArcelorMittal’s investment projects are subject to financing, execution and completion risks.

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ArcelorMittal faces risks associated with its investments in joint ventures and associates.

4.
Risks related to ArcelorMittal’s financial position and organizational structure

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Changes in assumptions underlying the carrying value of certain assets, including as a result of adverse market conditions, could result in the impairment of such assets, including goodwill.

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ArcelorMittal’s indebtedness could have an adverse impact on its results of operations and financial position, and the market’s perception of ArcelorMittal’s leverage may affect its share price.

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ArcelorMittal’s ability to fully utilize its recognized deferred tax assets depends on its profitability and future cash flows.

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Underfunding of pension and other post-retirement benefit plans at some of ArcelorMittal’s operating subsidiaries could require the Company to make substantial cash contributions to pension plans or to pay for employee healthcare, which may reduce the cash available for ArcelorMittal’s business.

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ArcelorMittal’s results of operations could be affected by fluctuations in foreign exchange rates and by exchange controls imposed by governmental authorities in the countries where it operates.

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The Significant Shareholder may exercise significant influence over the outcome of shareholder votes.

5.
Legal and regulatory risks

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ArcelorMittal is subject to strict environmental, health and safety laws and regulations that could give rise to a significant increase in costs and liabilities.

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Laws and regulations restricting emissions of greenhouse gases could have a material adverse effect on ArcelorMittal’s results of operations, financial condition and reputation.

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ArcelorMittal’s income tax liability may substantially increase if tax laws and regulations in countries in which it operates change or become subject to adverse interpretations or inconsistent enforcement.

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Economic, military, political, social and legal risks in certain markets may have a material adverse effect on ArcelorMittal’s business, financial condition, results of operations or prospects.

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ArcelorMittal is subject to an extensive, complex and evolving regulatory framework which may expose it and its subsidiaries, joint ventures and associates to investigations by governmental authorities, litigation and fines, in relation, among other things, to antitrust and compliance matters.

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Current and future legal proceedings or product liability claims could negatively affect the Company’s profitability and cash flows in a particular period.

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Difficulties enforcing civil liabilities against ArcelorMittal and its directors and senior management.

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ArcelorMittal has identified a material weakness in internal control over financial reporting as of December 31, 2023, resulting from internal control deficiencies at one of the Company’s Canadian subsidiaries, that could, if not remediated, result in material inaccuracies in the Company’s consolidated financial statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference our annual report on Form 20-F for the year ended December 31, 2023 (File No. 001-35788), which we filed on February 28, 2024 and is referred to as our “2023 Form 20-F,” and which includes the audited consolidated financial statements of ArcelorMittal and its consolidated subsidiaries, including the consolidated statements of financial position as of December 31, 2023 and 2022, and the consolidated statements of operations, other comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2023, 2022 and 2021 and the related notes. We also incorporate by reference the following report furnished by us on Form 6-K and available on the SEC website:
•
Report on Form 6-K furnished on April 8, 2024, incorporating the table which sets out the consolidated capitalization and indebtedness of ArcelorMittal as at December 31, 2023 and certain recent developments with respect to the Company.

We also incorporate by reference into this prospectus any future filings made with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (which is referred to as the “Exchange Act”), before the termination of the offering, and, to the extent designated therein, reports on Form 6-K that we furnish to the SEC before the termination of the offering.
Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in the Company’s affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing or telephoning us at ArcelorMittal Limited, 6th Floor, Berkeley Square House, Berkeley Square, London W1J 6DA, England, Attention: Mr. Daniel Fairclough, Investor Relations, telephone number: +44 207 543 1128.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Any filings we make electronically will be available to the public over the Internet on the SEC’s website at www.sec.gov and on ArcelorMittal’s web site at www.arcelormittal.com. The references above to ArcelorMittal’s website and the website of the SEC are inactive textual references to the uniform resource locator (URL) and are for your reference only.

FORWARD-LOOKING STATEMENTS
This prospectus, including the documents incorporated by reference herein, and the related prospectus supplement contain forward-looking statements based on estimates and assumptions. This prospectus and the related prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements concerning the business, future financial condition, results of operations and prospects of ArcelorMittal, including its subsidiaries. These statements usually contain the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. For each of these statements, you should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although it is believed that the expectations reflected in these forward-looking statements are reasonable, there is no assurance that the actual results or developments anticipated will be realized or, even if realized, that they will have the expected effects on the business, financial condition, results of operations or prospects of ArcelorMittal.
These forward-looking statements speak only as of the date on which the statements were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements made in this prospectus, the related prospectus supplement or elsewhere as a result of new information, future events or otherwise, except as required by applicable laws and regulations. A detailed discussion of the principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors and Control” of the 2023 Form 20-F.

PRESENTATION OF CERTAIN INFORMATION
Definitions and Terminology
Unless indicated otherwise, or the context otherwise requires, references in this prospectus and related prospectus supplement to “ArcelorMittal,” “we,” “us,” “our” and “the Company” or similar terms are to ArcelorMittal.
Financial Information
This prospectus (including the documents incorporated by reference herein) contains the audited consolidated financial statements of ArcelorMittal and its consolidated subsidiaries, including the consolidated statements of financial position as of December 31, 2023 and 2022, and the consolidated statements of operations, other comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2023, 2022 and 2021. ArcelorMittal’s consolidated financial statements were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).
The financial information and certain other information presented in a number of tables in this prospectus and any related prospectus supplement have been rounded to the nearest whole number or the nearest decimal. Therefore, the sum of the numbers in a column may not conform exactly to the total figure given for that column. In addition, certain percentages presented in the tables in this prospectus and any related prospectus supplement reflect calculations based upon the underlying information prior to rounding and, accordingly, may not conform exactly to the percentages that would be derived if the relevant calculations were based upon the rounded numbers.
Market Information
This prospectus (including the documents incorporated by reference herein) and any related prospectus supplement includes industry data and projections about the Company’s markets obtained from industry surveys, market research, publicly available information and industry publications. Statements on ArcelorMittal’s competitive position contained in this prospectus are based primarily on public sources including, but not limited to, information published by the Company’s competitors. Industry publications generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed and that the projections they contain are based on a number of significant assumptions. The Company has not independently verified this data or determined the reasonableness of such assumptions. In addition, in many cases the Company has made statements in this prospectus or the documents incorporated by reference herein regarding its industry and its position in the industry based on internal surveys, industry forecasts and market research, as well as the Company’s experience. While these statements are believed to be reliable, they have not been independently verified.

ARCELORMITTAL
ArcelorMittal is one of the world’s leading integrated steel and mining companies. ArcelorMittal is the largest steel producer in Europe, among the largest in the Americas and has a growing presence in Asia, including India, through its joint venture AMNS India.
ArcelorMittal has steel-making operations in 15 countries, including 37 integrated and mini-mill steel-making facilities. As of December 31, 2023, ArcelorMittal had approximately 126,756 employees.
ArcelorMittal produces a broad range of high-quality finished and semi-finished steel products. Specifically, ArcelorMittal produces flat products, including sheet and plate, and long products, including bars, rods and structural shapes. It also produces pipes and tubes for various applications. ArcelorMittal sells its products primarily in local markets and to a diverse range of customers in approximately 140 countries, including the automotive, appliance, engineering, construction and machinery industries. ArcelorMittal’s mining operations produce various types of mining products including iron ore lump, fines, concentrate, pellets, sinter feed and coking coal.
As a global steel producer, the Company is able to meet the needs of different markets. Steel consumption and product requirements clearly differ between developed markets and developing markets. Steel consumption in developed economies is weighted towards flat products and a higher value-added mix, while developing markets utilize a higher proportion of long products and commodity grades. To meet these diverse needs, the Company maintains a high degree of product diversification and seeks opportunities to increase the proportion of higher value-added products in its product mix.
ArcelorMittal is a public limited liability company (société anonyme) that was incorporated for an unlimited period under the laws of the Grand Duchy of Luxembourg on June 8, 2001. ArcelorMittal is registered at the R.C.S. Luxembourg under number B 82.454. The mailing address and telephone number of ArcelorMittal’s principal executive offices are: 24-26 boulevard d’Avranches L-1160, Luxembourg, Grand Duchy of Luxembourg, tel: +352 4792-1. ArcelorMittal’s process agent for U.S. federal securities law purposes is ArcelorMittal Sales and Administration LLC, 833 W. Lincoln Highway, Suite 200E, Schererville, IN 46375, United States of America, tel: + 1 219-256-7303.

USE OF PROCEEDS
Unless otherwise disclosed in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes as well as other potential purposes such as liability management, refinancing existing debt, financing acquisitions and capital raising.

DESCRIPTION OF SENIOR DEBT SECURITIES
General
We may issue senior debt securities using this prospectus, which may include senior debt securities convertible into or exchangeable for our ordinary shares. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the senior debt securities that we may issue are governed by a contract between us and Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities administrator, called an indenture (as supplemented, herein the “senior indenture”).
The trustee’s main role under the senior indenture is that it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Events of Default” below. The securities administrator’s main role is to perform administrative duties for us, such as sending you interest payments and transferring your senior debt securities to a new buyer if you sell your senior debt securities. Both the trustee and the securities administrator may send you notices.
The senior indenture and its associated documents contain the full legal text governing the matters described in this section. The senior indenture and the senior debt securities are governed by New York law. The senior indenture is an exhibit to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy. In connection with an issuance of senior debt securities, we may enter into one or more additional supplemental indentures with the trustee and the securities administrator, setting forth the specific terms of such senior debt securities.
In this section, references to “we,” “us” and “our” are to ArcelorMittal only and do not include our subsidiaries or affiliates.
References to “holders” mean those who have senior debt securities registered in their names on the books that ArcelorMittal or the registrar maintain for this purpose, and not those who own beneficial interests in senior debt securities issued in book-entry form through The Depository Trust Company or in senior debt securities registered in street name. Owners of beneficial interests in the senior debt securities should refer to “Legal Ownership of Debt Securities.”
This section summarizes the material provisions of the senior indenture and certain senior debt securities that may be issued under the senior indenture. In particular, this section summarizes material terms of senior debt securities to be issued in fully registered, book-entry form without coupons, that will be unsecured and rank equally with all of our other existing and future unsecured and unsubordinated debt, bear interest at a fixed rate per annum, based upon a 360-day year consisting of twelve 30-day months. This section does not describe other types of senior debt securities that may be issued under the senior indenture, such as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount, or indexed securities or securities denominated in foreign currencies or currency units. Any other senior debt securities, and special U.S. federal income tax, accounting and other considerations applicable to such debt securities, would be described in the prospectus supplement relating to any such debt securities.
Because it is a summary, this section does not describe every aspect of the senior indenture or the senior debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the senior indenture, including some of the terms used in the senior indenture. The senior indenture is also subject to the Trust Indenture Act of 1939. We describe the meaning for only the more important terms. Whenever we refer to particular sections or defined terms of the senior indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.
We may issue as many distinct series of senior debt securities under the senior indenture as we wish. Unless otherwise specified in a prospectus supplement, we may issue senior debt securities of the same series as an outstanding series of senior debt securities without the consent of holders of securities in the outstanding series. Any additional senior debt securities so issued will have the same terms as the existing senior debt securities of the same series in all respects (except for the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series, if any), so that such additional senior debt securities will be consolidated and form a single series with the existing senior debt securities of the same series; provided, however, that unless such additional senior debt securities are issued under a separate CUSIP number, either such additional senior debt securities must be part of the same “issue” for U.S. federal income tax purposes or must be issued pursuant to a “qualified reopening” for U.S. federal income tax purposes.
In addition, the specific financial, legal and other terms particular to a series of senior debt securities are described in the prospectus supplement and the underwriting agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.
The prospectus supplement relating to a series of senior debt securities will describe the following terms of the series:
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the title of the series of senior debt securities;

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the authorized denominations in which senior debt securities of the series may be issued;

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the date or dates on which we will pay the principal of the series of senior debt securities (either at maturity or upon redemption);

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the rate or rates, per annum, at which the series of senior debt securities will bear interest and the date or dates from which that interest, if any, will accrue, and whether such interest shall be subject to any adjustment;

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the dates on which interest, if any, on the series of senior debt securities will be payable and the regular record dates for the interest payment dates;

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any provisions for redemption at the option of the holder;

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if other than the principal amount thereof, the portion of the principal amount of the senior debt securities of the series that will be payable upon any declaration of acceleration of maturity;

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the currency of payment of principal of, premium, if any, and interest on the series of senior debt securities and the manner of determining the equivalent amount in the currency of the United States of America, if applicable;

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any additional circumstances under which the series of senior debt securities will be redeemable at our option;

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any modifications or additional events of default, covenants or enforcement events applicable to the series of senior debt securities;

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the terms, if any, upon which the senior debt securities of the series may be convertible into or exchangeable for ordinary shares of ArcelorMittal;

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a discussion of any material U.S. federal income tax considerations; and

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any other special features of the series of senior debt securities.

Additional Amounts
The relevant prospectus supplement will specify the terms, if any, by which the Company or any successor entity, as the case may be, will pay additional amounts (“Additional Amounts”) as will result in receipt by the holders of such amounts as would have been received by the holders had no withholding or deduction been required by the Relevant Jurisdiction.
Redemption, Exchange and Purchase
Redemption
The prospectus supplement will state whether the senior debt securities are redeemable by us or subject to repayment at the holder’s option.

Exchange and Purchase
ArcelorMittal may at any time make offers to the holders to exchange their senior debt securities for other bonds or senior debt securities issued by us or any other Person. In addition, ArcelorMittal and any of its Subsidiaries or affiliates may at any time purchase senior debt securities in the open market or otherwise at any price.
Cancellation
All senior debt securities that are exchanged or purchased may either be held or retransferred or resold or be surrendered for cancellation and, if so surrendered, will, together with all senior debt securities redeemed by us, be cancelled immediately and accordingly may not be reissued or resold.
Consolidation, Merger, Conveyance or Transfer
So long as any of the senior debt securities are outstanding, ArcelorMittal will not consolidate with or merge into any other Person (excluding Persons controlled by one or more members of the Mittal Family) or convey or transfer substantially all of our properties and assets to any other Person (excluding Persons controlled by one or more members of the Mittal Family) unless thereafter:
(i)
the Person formed by such consolidation or into which ArcelorMittal is merged, or the Person which acquired all or substantially all of our properties and assets, expressly assumes pursuant to a supplemental indenture the due and punctual payment of the principal of and interest on all the senior debt securities and the performance or observance of every covenant of the senior indenture on our part to be performed or observed (including, if such Person is not organized in or a resident of Luxembourg for tax purposes, substituting such Person’s jurisdiction of organization or residence for Luxembourg for tax purposes where applicable, including for the obligation to pay Additional Amounts);

(ii)
immediately after giving effect to such transaction, no event of default has occurred and is continuing; and

(iii)
the Person formed by such consolidation or into which ArcelorMittal is merged, or the Person which acquired all or substantially all of our properties and assets delivers to the trustee and the securities administrator an officer’s certificate signed by a duly authorized officer and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the senior indenture and that all conditions precedent in the senior indenture relating to the transaction have been complied with and, immediately after giving effect to such transaction, no event of default has occurred and is continuing, except that such certificate and opinion shall not be required in the event that any such consolidation, merger, conveyance or transfer is made by order of any court or tribunal having jurisdiction over us, our properties and our assets.

Negative Pledge
Unless otherwise specified in the relevant prospectus supplement, so long as any of the senior debt securities remain outstanding, we will not, and will not permit any Material Subsidiary to, create or permit to subsist any Security upon any of our Assets or their respective Assets, as the case may be, present or future, to secure any Relevant Indebtedness incurred or guaranteed by us or by any such Material Subsidiary (whether before or after the issue of the senior debt securities) other than Permitted Security, unless our obligations under the senior debt securities are (i) equally and ratably secured so as to rank pari passu with such Relevant Indebtedness or the guarantee thereof or (ii) benefit from any other Security or arrangement as is approved by the holders of a majority in aggregate principal amount of the senior debt securities of the affected series then outstanding.
Events of Default
Unless otherwise provided in the prospectus supplement for any series of senior debt securities, each of the following will be an event of default under the senior indenture:

(1)
the default in any payment of principal or any premium on any senior debt security when due, whether at maturity, redemption or otherwise, continues for 15 days;

(2)
the default in any payment of interest (if any) and Additional Amounts (if any), on any senior debt security when due, continues for 30 days;

(3)
our failure to comply with our other obligations contained in the senior indenture and the default or breach continues for a period of 60 days or more after ArcelorMittal receives written notice from the trustee or the securities administrator as provided for in the senior indenture;

(4)
our failure, or the failure of any Material Subsidiary, (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due (following the giving of such notice, if any, as required under the document governing such indebtedness and as extended by any applicable cure period) or (b) to observe or perform any agreement or condition relating to such indebtedness such that such indebtedness has come due prior to its stated maturity and such acceleration has not been cured, unless (in the case of clauses (a) and (b)) (i) the aggregate amount of such indebtedness is less than €100,000,000 or (ii) the question of whether such indebtedness is due has been disputed in good faith by appropriate proceedings and such dispute has not been finally adjudicated against us or the Material Subsidiary, as the case may be;

(5)
certain events of bankruptcy or insolvency involving our company or a Material Subsidiary; and

(6)
any other event of default provided in the relevant prospectus supplement for a series of senior debt securities.

Upon the occurrence and continuation of any event of default as provided for in the senior indenture, then in every such case the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the affected series may declare the principal amount of the outstanding senior debt securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the trustee if given by Holders). Upon any such declaration, which ArcelorMittal calls a declaration of acceleration, the senior debt securities of such series shall become due and payable immediately.
The holders of a majority in aggregate principal amount of the outstanding senior debt securities of the affected series may rescind and annul a declaration of acceleration if an amount has been paid to or deposited with the trustee sufficient to pay the amounts set forth in the applicable provisions of the senior indenture and all events of default with respect to the senior debt securities of such series, other than the failure to pay the principal and other amounts of senior debt securities of that series that have become due solely by such declaration of acceleration, have been cured or waived.
If an event of default occurs or if ArcelorMittal breaches any covenant or warranty under the senior indenture or the senior debt securities, the trustee may pursue any available remedy to enforce any provision of the senior debt securities or the senior indenture. The trustee may maintain a proceeding even if it does not possess any of the senior debt securities or does not produce any of them in the proceeding. A delay or omission by the trustee or any holder of a senior debt security in exercising any right or remedy accruing upon an event of default shall not impair the right or remedy or constitute a waiver of or acquiescence in the event of default. All remedies are cumulative to the extent permitted by law.
Except in case of an event of default of which a responsible officer of the trustee has actual knowledge, the trustee and the securities administrator are not required to take any action under the senior indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability. This protection is called an indemnity. If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding senior debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action the trustee may undertake under the senior indenture.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the senior debt securities you hold, the following must occur:

•
You must give the trustee written notice at its corporate trust office that an event of default has occurred and remains uncured.

•
The holders of 25% in principal amount of all outstanding senior debt securities of the relevant series must make a written request that the trustee institute proceedings because of the event of default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of instituting a proceeding and provide such written request to the corporate trust office of the trustee.

•
The trustee must have failed to institute proceedings for 60 days after receipt of the above notice, request and offer of indemnity.

•
No direction inconsistent with such written request must have been given to the trustee during such 60‑day period by holders of a majority in aggregate principal amount of all outstanding senior debt securities of the relevant series.

•
The terms of the relevant series of senior debt securities do not prohibit such remedy to be sought by the trustee and/or the holders.

Nothing, however, will prevent an individual holder from bringing suit to enforce payment.
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
ArcelorMittal will furnish to the securities administrator and the trustee every year a brief certification of an officer of the Company as to the Company’s compliance with the conditions and covenants of the senior indenture. In addition, the Company must notify the trustee and the securities administrator promptly upon the occurrence of any event of default and in any event within ten days after it becomes aware of the occurrence of an event of default.
Amendments and Waivers
The senior indenture may be amended or modified without the consent of any holder of senior debt securities in order, among other things:
•
to cure any ambiguity, defect or inconsistency;

•
to provide for the issuance of additional senior debt securities in accordance with the limitations set forth in the senior indenture as of the date thereof;

•
to add to the covenants of the Company, for the benefit of holders of all or any series of senior debt securities or to surrender any power or right conferred upon the Company;

•
to add or modify for the benefit of the holders of all or any series of senior debt securities any events of default;

•
to provide for the assumption by a successor company of our obligations under the senior debt securities and the senior indenture in the case of a merger or consolidation or sale of all or substantially all of our assets;

•
to comply with any requirements of the SEC in connection with qualifying the senior indenture under the Trust Indenture Act; or

•
to correct or add any other provisions with respect to matters or questions arising under the senior indenture, provided that such action will not adversely affect the interests of the holders of the senior debt securities of any series in any material respect.

Modifications and amendments of the senior indenture may be made by us, the trustee and the securities administrator with the consent of the holders of a majority in principal amount of the senior debt securities of each affected series then outstanding under the senior indenture. In addition, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may waive any past default under the senior indenture affecting such series, except an uncured default in the payment of principal of or interest on such series of senior debt securities or an uncured default relating to a covenant or provision of the senior indenture that cannot be modified or amended without the consent of each affected holder.
Notwithstanding the above, without the consent of each holder of an outstanding senior debt security affected, no amendment may, among other things:
•
modify the stated maturity of the senior debt securities or the dates on which interest is payable in respect of the senior debt securities;

•
change the method in which amounts of payments of principal or any interest thereon is determined;

•
reduce the principal amount of, or interest on, the senior debt securities;

•
reduce the premium payable upon redemption;

•
change the obligation of the Company to pay Additional Amounts,

•
change the currency of payment of the senior debt securities;

•
change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in the senior indenture;

•
impair the right of the holders of senior debt securities to institute suit for the enforcement of any payment on or after the date due;

•
reduce the percentage in principal amount of the outstanding senior debt securities, the consent of whose holders is required for any modification of or waiver of compliance with any provision of the senior indenture or defaults under the indenture and their consequences; and

•
modify the provisions of the senior indenture regarding the quorum required at any meeting of holders.

Special Rules for Action by Holders
When holders take any action under the senior indenture, such as giving a notice of an event of default, declaring an acceleration, approving any change or waiver or giving the trustee or the securities administrator an instruction, the Company will apply the following rules in accordance with the standard procedures of the depositary for so long as the securities are in global form.
Only Outstanding Senior Debt Securities are Eligible
Only holders of outstanding senior debt securities will be eligible to participate in any action by holders. Also, the Company will count only outstanding senior debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a senior debt security will not be “outstanding” if it has been cancelled or if the Company has deposited or set aside, in trust for its holder, money for its payment or redemption; provided, however, that, for such purposes, senior debt securities held by the Company or any other obligor on the senior debt securities or any affiliates of the Company or any such obligor are not considered outstanding.
Determining Record Dates for Action by Holders
The Company will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the senior indenture. In some limited circumstances, only the trustee or securities administrator will be entitled to set a record date for action by holders. If the Company, the trustee or securities administrator set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that the Company specifies for this purpose, or that the trustee or the securities administrator specifies if it sets the record date. The Company, the trustee or the securities administrator, as applicable, may shorten or lengthen this period from time to time, but not beyond 90 days.

Satisfaction and Discharge
The senior indenture will be discharged and will cease to be of further effect as to all outstanding senior debt securities of any series issued thereunder, when (i) all senior debt securities of that series that have been authenticated, except lost, stolen or destroyed senior debt securities that have been replaced or paid and senior debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the securities administrator for cancellation, or all senior debt securities of that series that have not been delivered to the securities administrator for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and ArcelorMittal has irrevocably deposited or caused to be deposited with the securities administrator as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the senior debt securities of such series not delivered to the securities administrator for cancellation for principal and accrued interest and Additional Amounts (if any) to the date of maturity or redemption; (ii) ArcelorMittal has paid or caused to be paid all sums payable by us under the senior indenture with respect to such series; and (iii) ArcelorMittal has delivered irrevocable instructions to the securities administrator to apply the deposited money toward the payment of the senior debt securities of such series at maturity or on the redemption date, as the case may be.
In addition, ArcelorMittal must deliver a certificate signed by a duly authorized officer and an opinion of counsel that all conditions precedent to the satisfaction and discharge have been satisfied.
Defeasance and Covenant Defeasance
Unless a supplemental indenture for a series of senior debt securities provides otherwise, the senior indenture provides that ArcelorMittal may elect either (1) to defease and be discharged from any and all obligations with respect to any series of senior debt securities (except for, among other things, certain obligations to register the transfer or exchange of such series of senior debt securities, to replace temporary or mutilated, destroyed, lost or stolen senior debt securities of such series, to maintain an office or agency with respect to the senior debt securities of such series and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with certain covenants under the senior indenture, and any omission to comply with such obligations will not constitute a default (or event that is, or with the passage of time or the giving of notice or both would be, an event of default) or an event of default with respect to the senior debt securities of such series (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, (A) the irrevocable deposit by us with the securities administrator, in trust, of an amount in U.S. dollars, or non-callable U.S. government securities, or both, applicable to the senior debt securities of such series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount that will be sufficient, in the opinion of an internationally recognized firm of independent public accountants as appointed by the Company (a copy of which shall be provided to the trustee), to pay the principal of, and interest (if any) and Additional Amounts (if any) on the outstanding senior debt securities of the relevant series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the senior debt securities are being defeased to such stated date for payment or to a particular redemption date and (B) no event of default or default with respect to the senior debt securities of the series shall have occurred and be continuing on the date of such deposit.
To effect legal defeasance or covenant defeasance, ArcelorMittal will be required to deliver to the trustee and the securities administrator an opinion of counsel with respect to U.S. federal income tax matters confirming that the deposit and related defeasance will not cause the holders and beneficial owners of the senior debt securities of such series to recognize income, gain or loss for U.S. federal income tax purposes. If ArcelorMittal elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect. To effect legal defeasance or covenant defeasance, no default of event of default may have occurred and be continuing on the date of deposit.
ArcelorMittal may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Payment
Payments in respect of the senior debt securities will be made by the paying agent. Initially, Citibank, N.A., the securities administrator under the senior indenture, will act as paying agent and security registrar. The Company may appoint one or more co-registrars and one or more additional paying agents. The Company may change any paying agent or security registrar without notice to any holder. The Company or any of its subsidiaries may act in any such capacity.
Subject to any applicable abandoned property law, the securities administrator and the paying agent will distribute to the Company upon request any money held by them for the payment of principal of, premium or interest on the senior debt securities that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Company for payment as general creditors.
Governing Law
The senior debt securities will be governed by and construed in accordance with the laws of the State of New York.
For the avoidance of doubt, the provisions of articles 470-1 to 470-19 of the Luxembourg law of August 10, 1915 on commercial companies, as amended, do not apply to the senior debt securities.
Consent to Jurisdiction
ArcelorMittal has irrevocably submitted to the non-exclusive jurisdiction of any New York State court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal suit, action or proceeding arising out of or in relation to the senior indenture or the senior debt securities, and agreed that all claims in respect of such legal action or proceeding may be heard and determined in such New York State or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.
Notices
Notices to the holders will be provided to the addresses that appear on the security register of the senior debt securities.
Concerning the Trustee and Securities Administrator
Wilmington Trust, National Association is the trustee under the senior indenture. Citibank N.A. is the securities administrator and has been appointed by us as registrar and paying agent with respect to the senior debt securities. The trustee’s address (and corporate trust office) is 277 Park Ave, New York, NY 10172, Attn: ArcelorMittal Notes Administrator. The securities administrator’s address is (i) solely for the purposes of the transfer, surrender or exchange of the senior debt securities: 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attn: Securities Window and (ii) for all other purposes: 388 Greenwich Street, New York, NY 10013, Attn: Citibank Agency & Trust, ArcelorMittal.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the senior indenture. You should refer to the senior indenture for the full definition of all such terms, as well as any other terms used in this prospectus for which no definition is provided.
“Applicable Accounting Standards” means the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).
“Asset(s)” of any Person means, all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital, wherever situated.
“Closing Date” means the date on which the senior debt securities of the relevant series are deposited with the Depository Trust Company, as depositary.

“Consolidated Financial Statements” means our most recently published:
(a)
audited annual consolidated financial statements, as approved by the annual general meeting of our shareholders and audited by an independent auditor; or, as the case may be,

(b)
unaudited (but subject to a “review” from an independent auditor) consolidated half-year financial statements, as approved by our Board of Directors,

in each case prepared in accordance with Applicable Accounting Standards.
“Existing Security” means any Security granted by any Person over its Assets in respect of any Relevant Indebtedness and which is existing at the Closing Date or at the time any such Person becomes a Material Subsidiary or whose business and/or activities, in whole or in part, are assumed by or vested in us or a Material Subsidiary after the Closing Date (other than any Security created in contemplation thereof) or any substitute Security created over those Assets (or any part thereof) in connection with the refinancing of the Relevant Indebtedness secured on those Assets provided that the principal, nominal or capital amount secured on any such Security may not be increased.
“Group” means our Company and its Subsidiaries taken as a whole.
“Material Subsidiary” means, at any time, a Subsidiary of ours whose gross assets or pre-tax profits (excluding intra-Group items) then equal or exceed 5% of the gross assets or pre-tax profits of the Group.
For this purpose:
(a)
the gross assets or pre-tax profits of a Subsidiary will be determined from its financial statements (unconsolidated if it has Subsidiaries) upon which the latest audited Consolidated Financial Statements of the Group have been based;

(b)
if a company becomes a member of the Group after the date on which the latest audited Consolidated Financial Statements of the Group have been prepared, the gross assets or pre-tax profits of that Subsidiary will be determined from its latest financial statements;

(c)
the gross assets or pre-tax profits of the Group will be determined from its latest audited Consolidated Financial Statements, adjusted (where appropriate) to reflect the gross assets or pre-tax profits of any company or business subsequently acquired or disposed of; and

(d)
if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of ours, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the Company’s auditors will be, in the absence of manifest error, conclusive and binding on us and the holders.
“Mittal Family” means Mr. and/or Mrs. L.N. Mittal and/or their family (acting directly or indirectly through trusts and/or other entities controlled by any of the foregoing).
“Permitted Security” means:
(a)
any Existing Security;

(b)
any Security granted in respect of or in connection with any Securitization Indebtedness; or

(c)
any Security securing Project Finance Indebtedness, but only to the extent that the Security Interest is created on an asset of the project being financed by the relevant Project Finance Indebtedness (and/or the shares in, and/or shareholder loans to, the company conducting such project where such company has no assets other than those relating to such project).

“Person” includes any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Project Finance Indebtedness” means any indebtedness incurred by a debtor to finance the ownership, acquisition, construction, development and/or operation of an Asset or connected group of Assets in respect of which the Person or Persons to whom such indebtedness is, or may be, owed have no recourse for the repayment of or payment of any sum relating to such indebtedness other than:
(a)
recourse to such debtor or its Subsidiaries for amounts limited to the cash flow from such Asset; and/or

(b)
recourse to such debtor generally, or to a member of the Group, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specific way) for breach of an obligation, representation or warranty (not being a payment obligation, representation or warranty or an obligation, representation or warranty to procure payment by another or an obligation, representation or warranty to comply or to procure compliance by another with any financial ratios or other test of financial condition) by the Person against whom such recourse is available; and/or

(c)
if:

(i)
such debtor has been established specifically for the purpose of constructing, developing, owning and/or operating the relevant Asset or connected group of Assets; and

(ii)
such debtor owns no Assets and carries on no business which is not related to the relevant Asset or connected group of Assets, recourse to all the material Assets and undertaking of such debtor and the shares in the capital of such debtor and shareholder loans made to such debtor.

“Relevant Indebtedness” means any indebtedness for borrowed money represented by bonds, notes or other debt instruments which are for the time being quoted or listed on any stock exchange or other similar regulated securities market.
“Relevant Jurisdiction” means Luxembourg or any jurisdiction in which ArcelorMittal is resident for tax purposes (or in the case of a successor entity any jurisdiction in which such successor entity is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein)).
“Securitization Indebtedness” means any Relevant Indebtedness that is incurred in connection with any securitization, asset repackaging, factoring or like arrangement or any combination thereof of any assets, revenues or other receivables where the recourse of the Person making the Relevant Indebtedness available or entering into the relevant arrangement or agreement(s) is limited fully or substantially to such assets or revenues or other receivables.
“Security” means any mortgage, charge, pledge or other real security interest (sûreté réelle).
“Subsidiary” means:
(a)
an entity of which a Person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership (and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise); and

(b)
in relation to our company, an entity that fulfils the definition in paragraph (a) above and which is included in the Consolidated Financial Statements on a fully integrated basis.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES
General
We may issue subordinated debt securities using this prospectus, which may include subordinated debt securities convertible into or exchangeable for our ordinary shares. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the subordinated debt securities that we may issue are governed by a contract between us and Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities administrator, called an indenture (as supplemented, herein the “subordinated indenture”).
The trustee’s main role under the subordinated indenture is that it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Events of Default” below. The securities administrator’s main role is to perform administrative duties for us, such as sending you interest payments and transferring your subordinated debt securities to a new buyer if you sell your senior debt securities. Both the trustee and the securities administrator may send you notices.
The subordinated indenture and its associated documents contain the full legal text governing the matters described in this section. The subordinated indenture and the subordinated debt securities are governed by the laws of the State of New York (see “Governing Law” below). The subordinated indenture is an exhibit to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy. In connection with an issuance of subordinated debt securities, we may enter into one or more additional supplemental indentures with the trustee and the securities administrator, setting forth the specific terms of such subordinated debt securities.
In this section, references to “we,” “us” and “our” are to ArcelorMittal only and do not include our subsidiaries or affiliates.
References to “holders” mean those who have subordinated debt securities registered in their names on the books that ArcelorMittal or the registrar maintain for this purpose, and not those who own beneficial interests in subordinated debt securities issued in book-entry form through The Depository Trust Company or in subordinated debt securities registered in street name. Owners of beneficial interests in the subordinated debt securities should refer to “Legal Ownership of Debt Securities.”
This section summarizes the material provisions of the subordinated indenture and certain subordinated debt securities that may be issued under the subordinated indenture. In particular, this section summarizes material terms of subordinated debt securities to be issued in fully registered, book-entry form without coupons, and that will be unsecured and subordinated obligations of ArcelorMittal. This section does not describe other types of subordinated debt securities that may be issued under the indenture, such as original issue discount subordinated securities, which are subordinated debt securities that are offered and sold at a substantial discount to their stated principal amount, or indexed securities or securities denominated in foreign currencies or currency units. Any other subordinated debt securities, and special U.S. federal income tax, accounting and other considerations applicable to such subordinated debt securities, would be described in the prospectus supplement relating to any such subordinated debt securities.
Because it is a summary, this section does not describe every aspect of the subordinated indenture or the subordinated debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the subordinated indenture, including some of the terms used in the subordinated indenture. The subordinated indenture is also subject to the Trust Indenture Act of 1939. We describe the meaning for only the more important terms. Whenever we refer to particular sections or defined terms of the subordinated indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.
We may issue as many distinct series of subordinated debt securities under the subordinated indenture as we wish. Unless otherwise specified in a prospectus supplement, we may issue subordinated debt securities of the same series as an outstanding series of subordinated debt securities without the consent of holders of subordinated debt securities in the outstanding series. Any additional subordinated debt securities so issued will have the same terms as the existing subordinated debt securities of the same series in all respects (except for the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series, if any), so that such additional subordinated debt securities will be consolidated and form a single series with the existing subordinated debt securities of the same series; provided, however, that, with respect to subordinated debt securities that are treated as debt for U.S. federal income tax purposes, unless such additional subordinated debt securities are issued under a separate CUSIP number, either such additional subordinated debt securities must be part of the same “issue” for U.S. federal income tax purposes or must be issued pursuant to a “qualified reopening” for U.S. federal income tax purposes.
In addition, the specific financial, legal and other terms particular to a series of subordinated debt securities are described in the prospectus supplement and the underwriting agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.
The prospectus supplement relating to a series of subordinated debt securities will describe the following terms of the series:
•
the title of the series of subordinated debt securities;

•
the authorized denominations and aggregate principal amount of the series of subordinated debt securities;

•
whether the subordinated debt securities of that series are dated securities, with a stated maturity or date fixed for redemption (and if applicable, the stated maturity or date fixed for redemption), or perpetual securities, with no stated maturity or date fixed for redemption;

•
the subordination provisions applicable to the subordinated debt securities of that series and the ranking of such subordinated debt securities to other senior and subordinated debt securities of the Company;

•
the rate or rates, per annum, at which the series of subordinated debt securities will bear interest and the date or dates from which that interest, if any, will accrue, and whether such interest shall be subject to any adjustment;

•
the date or dates on which (or, if applicable, the range of dates within which) any payment of principal, interest or premium on the series of subordinated debt securities will be payable (or the manner of determining the same), and the record date for any such payment,

•
if interest is payable, the interest rate or rates, or how the interest rate or rates may be determined;

•
the terms and conditions, if any, under which interest or other payments may or will be deferred or cancelled;

•
the terms and conditions of any mandatory or optional redemption or repayment of the subordinated debt securities of the series, including if applicable, notice requirements, legal and regulatory requirements, redemption or repayment dates, periods and prices or amounts;

•
the currency in which the subordinated debt securities are denominated, and in which we will make payments, and the manner of determining the equivalent amount in the currency of the United States of America, if applicable;

•
if other than the principal amount thereof, the amount, or how to determine the amount, that will be payable upon any declaration of acceleration of maturity or if redeemed before any stated maturity;

•
the terms and conditions, if any, under which the Company may elect to vary the terms of the subordinated debt securities of the series;

•
any mechanism to effect a temporary or permanent reduction in the principal amount outstanding of the subordinated debt securities of that series;

•
whether the events of default described in this prospectus or any other events of default, defaults, enforcement events, solvency events or other events permitting remedies apply to the subordinated debt securities of the series, and the remedies available following the occurrence thereof;

•
whether the subordinated debt securities of the series will be listed on a securities exchange;

•
whether the covenant defeasance and covenant defeasance provisions apply to the subordinated debt securities of the series;

•
the terms, if any, upon which the subordinated debt securities of the series may be convertible into or exchangeable for ordinary shares of ArcelorMittal;

•
a discussion of any material U.S. federal income tax considerations; and

•
any other special features of the series of subordinated debt securities.

Additional Amounts
The relevant prospectus supplement will specify the terms, if any, by which the Company or any successor entity, as the case may be, will pay additional amounts (“Additional Amounts”) as will result in receipt by the holders of such amounts as would have been received by the holders had no withholding or deduction been required by the Relevant Jurisdiction.
Redemption, Exchange and Purchase
Redemption
The prospectus supplement will state whether the subordinated debt securities are redeemable by us or subject to repayment at the holder’s option.
Exchange and Purchase
ArcelorMittal may at any time make offers to the holders to exchange their subordinated debt securities for other bonds or subordinated debt securities issued by us or any other Person. In addition, ArcelorMittal and any of its Subsidiaries or affiliates may at any time purchase subordinated debt securities in the open market or otherwise at any price.
Cancellation
All subordinated debt securities that are exchanged or purchased may either be held or retransferred or resold or be surrendered for cancellation and, if so surrendered, will, together with all subordinated debt securities redeemed by us, be cancelled immediately and accordingly may not be reissued or resold.
Consolidation, Merger, Conveyance or Transfer
So long as any of the subordinated debt securities are outstanding, ArcelorMittal will not consolidate with or merge into any other Person (excluding Persons controlled by one or more members of the Mittal Family) or convey or transfer substantially all of our properties and assets to any other Person (excluding Persons controlled by one or more members of the Mittal Family) unless thereafter:
(i)
the Person formed by such consolidation or into which ArcelorMittal is merged, or the Person which acquired all or substantially all of our properties and assets, expressly assumes pursuant to a supplemental indenture the due and punctual payment of the principal of and interest on all the subordinated debt securities and the performance or observance of every covenant of the subordinated indenture on our part to be performed or observed (including, if such Person is not organized in or a resident of Luxembourg for tax purposes, substituting such Person’s jurisdiction of organization or residence for Luxembourg for tax purposes where applicable, including for the obligation to pay Additional Amounts);

(ii)
immediately after giving effect to such transaction, no event of default, if any are applicable, has occurred and is continuing; and

(iii)
the Person formed by such consolidation or into which ArcelorMittal is merged, or the Person which acquired all or substantially all of our properties and assets delivers to the trustee and securities administrator an officer’s certificate signed by a duly authorized officer and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the subordinated indenture and that all conditions precedent in the subordinated indenture relating to the transaction have been complied with and, immediately after giving effect to such transaction, no event of default, if any are applicable, has occurred and is continuing, except that such certificate and opinion shall not be required in the event that any such consolidation, merger, conveyance or transfer is made by order of any court or tribunal having jurisdiction over us, our properties and our assets.
Status of the Subordinated Debt Securities
The subordinated debt securities will constitute the direct, subordinated and unsecured obligations of the Company and will be subordinated in right of payment to the prior payment in full of all claims of “senior creditors” in respect of that series and rank pari passu with certain other subordinated obligations or guarantees thereof in respect of that series (if any), in each case as defined or identified in the applicable prospectus supplement, and in priority only to ordinary shares of the Company and any other securities, obligations or guarantees thereof of the Company expressed to rank junior to the securities of that series in the applicable prospectus supplement. Investors should be aware that there are currently no limitations on the Company’s ability to issue or guarantee indebtedness that would constitute claims of “senior creditors.” Unless otherwise specified in the applicable prospectus supplement for a series, the subordinated debt securities will not have the benefit of any negative pledge covenant.
Default, Remedies and Waiver of Default
You will have special rights if an applicable “event of default” with respect to your subordinated debt securities occurs and is not cured, as described in this section.
Events of Default
Unless otherwise indicated in the prospectus supplement for a series of subordinated debt securities, the term “event of default” means any of the following:
(1)
the default in any payment of principal or any premium on any subordinated debt security when due, whether at maturity, redemption or otherwise, continues for 15 days;

(2)
the default in any payment of interest (if any) and Additional Amounts (if any), on any subordinated debt security when due, continues for 30 days;

(3)
our failure to comply with our other obligations contained in the subordinated indenture and the default or breach continues for a period of 60 days or more after ArcelorMittal receives written notice from the trustee or the securities administrator as provided for in the subordinated indenture;

(4)
certain events of bankruptcy or insolvency involving our company; and

(5)
any other event of default provided in the relevant prospectus supplement for a series of subordinated debt securities.

Remedies if an Event of Default Occurs
Upon the occurrence and continuation of any applicable event of default with respect to a series of subordinated debt securities, then in every such case the trustee or the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of the affected series may declare the principal amount of the outstanding subordinated debt securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the trustee if given by Holders). Upon any such declaration, which ArcelorMittal calls a declaration of acceleration, the subordinated debt securities of such series shall become due and payable immediately.

The holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the affected series may rescind and annul a declaration of acceleration if an amount has been paid to or deposited with the trustee sufficient to pay the amounts set forth in the applicable provisions of the subordinated indenture and all events of default with respect to the subordinated debt securities of such series, other than the failure to pay the principal and other amounts of subordinated debt securities of that series that have become due solely by such declaration of acceleration, have been cured or waived.
If an event of default occurs or if ArcelorMittal breaches any covenant or warranty under the subordinated indenture or the subordinated debt securities, the trustee may pursue any available remedy to enforce any applicable provision of the subordinated debt securities or the subordinated indenture. The trustee may maintain a proceeding even if it does not possess any of the subordinated debt securities or does not produce any of them in the proceeding. A delay or omission by the trustee or any holder of a subordinated debt security in exercising any right or remedy accruing upon an event of default shall not impair the right or remedy or constitute a waiver of or acquiescence in the event of default. All remedies are cumulative to the extent permitted by law.
Except in case of an event of default of which a responsible officer of the trustee has actual knowledge, where the trustee has some special duties, the trustee and the securities administrator are not required to take any action under the subordinated indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding subordinated debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action the trustee may undertake under the subordinated indenture.
Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the subordinated debt securities you hold, the following must occur:
•
You must give the trustee written notice at its corporate trust office that an event of default has occurred and remains uncured.

•
The holders of 25% in principal amount of all outstanding subordinated debt securities of the relevant series must make a written request that the trustee institute proceedings because of the event of default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of instituting a proceeding and provide such written request to the corporate trust office of the trustee.

•
The trustee must have failed to institute proceedings for 60 days after receipt of the above notice, request and offer of indemnity.

•
No direction inconsistent with such written request must have been given to the trustee during such 60- day period by holders of a majority in aggregate principal amount of all outstanding subordinated debt securities of the relevant series.

•
The terms of the relevant series of subordinated debt securities do not prohibit such remedy to be sought by the trustee and/or the holders.

Nothing, however, will prevent an individual holder from bringing suit to enforce payment.
Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.
ArcelorMittal will furnish to the securities administrator (a copy of which shall be provided to the Trustee) every year a brief certification of an officer of our Company as to the Company’s compliance with the conditions and covenants of the subordinated indenture. In addition, the Company must notify the trustee and the securities administrator promptly upon the occurrence of any event of default and in any event within ten days after it becomes aware of the occurrence of an event of default.
Amendments and Waivers
The subordinated indenture may be amended or modified without the consent of any holder of subordinated debt securities in order, among other things:

•
to cure any ambiguity, defect or inconsistency;

•
to provide for the issuance of additional subordinated debt securities in accordance with the limitations set forth in the subordinated indenture as of the date thereof;

•
to add to the covenants of the Company, for the benefit of holders of all or any series of subordinated debt securities or to surrender any power or right conferred upon the Company;

•
to add or modify for the benefit of the holders of all or any series of subordinated debt securities any events of default;

•
to provide for the assumption by a successor company of our obligations under the subordinated debt securities and the subordinated indenture in the case of a merger or consolidation or sale of all or substantially all of our assets;

•
to comply with any requirements of the SEC in connection with qualifying the subordinated indenture under the Trust Indenture Act; or

•
to correct or add any other provisions with respect to matters or questions arising under the subordinated indenture, provided that such action will not adversely affect the interests of the holders of the subordinated debt securities of any series in any material respect.

In addition, the prospectus supplement for a particular series of subordinated debt securities may also specify if the Company has the right to materially vary the terms of a series of subordinated debt securities.
Modifications and amendments of the subordinated indenture may be made by us, the trustee and the securities administrator with the consent of the holders of a majority in principal amount of the subordinated debt securities of each affected series then outstanding under the subordinated indenture. In addition, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may waive any past default under the subordinated indenture affecting such series, except an uncured default in the payment of principal of or interest on such series of subordinated debt securities or an uncured default relating to a covenant or provision of the subordinated indenture that cannot be modified or amended without the consent of each affected holder.
Notwithstanding the above and unless the prospectus supplement for the series of subordinated debt securities specifies otherwise, without the consent of each holder of an outstanding subordinated debt security affected, no amendment may, among other things:
•
modify the stated maturity of the subordinated debt securities (if any) or the dates on which interest is payable in respect of the subordinated debt securities;

•
change the method in which amounts of payments of principal or any interest thereon is determined;

•
reduce the principal amount of, or interest on, the subordinated debt securities;

•
reduce the premium payable upon redemption;

•
change the obligation of the Company to pay Additional Amounts,

•
change the currency of payment of the subordinated debt securities;

•
change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in the subordinated indenture;

•
impair the right of the holders of subordinated debt securities to institute suit for the enforcement of any payment on or after the date due;

•
reduce the percentage in principal amount of the outstanding subordinated debt securities, the consent of whose holders is required for any modification of or waiver of compliance with any provision of the subordinated indenture or defaults under the subordinated indenture and their consequences;

•
modify the provisions of the subordinated indenture with respect to the subordination of the subordinated debt securities in a manner adverse to any holder; and

•
modify the provisions of the subordinated indenture regarding the quorum required at any meeting of holders.

Special Rules for Action by Holders
When holders take any action under the subordinated indenture, such as giving a notice of an event of default, declaring an acceleration, approving any change or waiver or giving the trustee or the securities administrator an instruction, the Company will apply the following rules.
Only Outstanding Subordinated Debt Securities are Eligible
Only holders of outstanding subordinated debt securities will be eligible to participate in any action by holders. Also, the Company will count only outstanding subordinated debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a subordinated debt security will not be “outstanding” if it has been cancelled or if the Company has deposited or set aside, in trust for its holder, money for its payment or redemption; provided, however, that, for such purposes, subordinated debt securities held by the Company or any other obligor on the subordinated debt securities or any affiliates of the Company or any such obligor are not considered outstanding.
Determining Record Dates for Action by Holders
The Company will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the subordinated indenture. In some limited circumstances, only the trustee or securities administrator will be entitled to set a record date for action by holders. If the Company, the trustee or securities administrator set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that the Company specifies for this purpose, or that the trustee or the securities administrator specifies if it sets the record date. The Company, the trustee or the securities administrator, as applicable, may shorten or lengthen this period from time to time, but not beyond 90 days.
Satisfaction and Discharge
The subordinated indenture will be discharged and will cease to be of further effect as to all outstanding subordinated debt securities of any series issued thereunder, when (i) all subordinated debt securities of that series that have been authenticated, except lost, stolen or destroyed subordinated debt securities that have been replaced or paid and subordinated debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us, have been delivered to the securities administrator for cancellation, or all subordinated debt securities of that series that have not been delivered to the securities administrator for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable within one year and ArcelorMittal has irrevocably deposited or caused to be deposited with the securities administrator as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the subordinated debt securities of such series not delivered to the securities administrator for cancellation for principal and accrued interest and Additional Amounts (if any) to the date of maturity or redemption; (ii) ArcelorMittal has paid or caused to be paid all sums payable by us under the subordinated indenture with respect to such series; and (iii) ArcelorMittal has delivered irrevocable instructions to the securities administrator to apply the deposited money toward the payment of the subordinated debt securities of such series at maturity or on the redemption date, as the case may be.
In addition, ArcelorMittal must deliver a certificate signed by a duly authorized officer and an opinion of counsel stating that all conditions precedent to the satisfaction and discharge have been satisfied.
Defeasance and Covenant Defeasance
Unless a supplemental indenture for a series of subordinated debt securities provides otherwise, the subordinated indenture provides that ArcelorMittal may elect either (1) to defease and be discharged from any and all obligations with respect to any series of subordinated debt securities (except for, among other things, certain obligations to register the transfer or exchange of such series of subordinated debt securities, to replace temporary or mutilated, destroyed, lost or stolen subordinated debt securities of such series, to maintain an office or agency with respect to the subordinated debt securities of such series and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with certain covenants under the subordinated indenture, and any omission to comply with such obligations will not constitute a default (or event that is, or with the passage of time or the giving of notice or both would be, an event of default) or an event of default with respect to the subordinated debt securities of such series (“covenant defeasance”).
Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, (A) the irrevocable deposit by us with the securities administrator, in trust, of an amount in U.S. dollars, or non-callable U.S. government securities, or both, applicable to the subordinated debt securities of such series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount that will be sufficient, in the opinion of an internationally recognized firm of independent public accountants as appointed by the Company, to pay the principal of, and interest (if any) and Additional Amounts (if any) on the outstanding subordinated debt securities of the relevant series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the subordinated debt securities are being defeased to such stated date for payment or to a particular redemption date and (B) no event of default or default with respect to the subordinated debt securities of the series shall have occurred and be continuing on the date of such deposit.
To effect legal defeasance or covenant defeasance, ArcelorMittal will be required to deliver to the trustee and the securities administrator an opinion of counsel with respect to U.S. federal income tax matters confirming that the deposit and related defeasance will not cause the holders and beneficial owners of the subordinated debt securities of such series to recognize income, gain or loss for U.S. federal income tax purposes. If ArcelorMittal elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect. To effect legal defeasance or covenant defeasance, no default of event of default may have occurred and be continuing on the date of deposit.
ArcelorMittal may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Payment
Payments in respect of the subordinated debt securities will be made by the paying agent. Initially, Citibank, N.A., the securities administrator under the subordinated indenture, will act as paying agent and security registrar. The Company may appoint one or more co-registrars and one or more additional paying agents. The Company may change any paying agent or security registrar without notice to any holder. The Company or any of its subsidiaries may act in any such capacity.
Subject to any applicable abandoned property law, the securities administrator and the paying agent will distribute to the Company upon request any money held by them for the payment of principal of, premium or interest on the subordinated debt securities that remains unclaimed for two years, and, thereafter, holders entitled to the money must look to the Company for payment as general creditors.
Governing Law
The subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.
For the avoidance of doubt, the provisions of articles 470-1 to 470-19 of the Luxembourg law of August 10, 1915 on commercial companies, as amended, do not apply to the subordinated debt securities.
Consent to Jurisdiction
ArcelorMittal has irrevocably submitted to the non-exclusive jurisdiction of any New York State court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal suit, action or proceeding arising out of or in relation to the subordinated indenture or the subordinated debt securities, and agreed that all claims in respect of such legal action or proceeding may be heard and determined in such New York State or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

Notices
Notices to the holders will be provided to the addresses that appear on the security register of the subordinated debt securities.
Concerning the Trustee and the Securities Administrator
Wilmington Trust, National Association is the trustee under the subordinated indenture. Citibank N.A. is the securities administrator and has been appointed by us as registrar and paying agent with respect to the subordinated debt securities. The trustee’s address (and corporate trust office) is 277 Park Ave, New York, NY 10172, Attn: ArcelorMittal Notes Administrator. The securities administrator’s address is (i) solely for the purposes of the transfer, surrender or exchange of the subordinated debt securities: 480 Washington Boulevard, 16th Floor, Jersey City, New Jersey 07310, Attn: Securities Window and (ii) for all other purposes: 388 Greenwich Street, New York, NY 10013, Attn: Citibank Agency & Trust, ArcelorMittal.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the subordinated indenture. You should refer to the subordinated indenture for the full definition of all such terms, as well as any other terms used in this prospectus for which no definition is provided.
“Applicable Accounting Standards” means the International Financial Reporting Standards as adopted in the European Union, as amended from time to time.
“Closing Date” means the date on which the subordinated debt securities of the relevant series are deposited with the Depository Trust Company, as depositary.
“Consolidated Financial Statements” means our most recently published:
(a)
audited annual consolidated financial statements, as approved by the annual general meeting of our shareholders and audited by an independent auditor; or, as the case may be,

(b)
unaudited (but subject to a “review” from an independent auditor) consolidated half-year financial statements, as approved by our Board of Directors,

in each case prepared in accordance with Applicable Accounting Standards.
“Mittal Family” means Mr. and/or Mrs. L.N. Mittal and/or their family (acting directly or indirectly through trusts and/or other entities controlled by any of the foregoing).
“Person” includes any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Relevant Jurisdiction” means Luxembourg or any jurisdiction in which ArcelorMittal is resident for tax purposes (or in the case of a successor entity any jurisdiction in which such successor entity is organized or resident for tax purposes (or any political subdivision or taxing authority thereof or therein)).
“Subsidiary” means:
(a)
an entity of which a Person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership (and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise); and

(b)
in relation to our company, an entity that fulfils the definition in paragraph (a) above and which is included in the Consolidated Financial Statements on a fully integrated basis.

LEGAL OWNERSHIP OF DEBT SECURITIES
Street Name and Other Indirect Holders
We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal Holders of securities. When we refer to the “Holders” of debt securities, we mean only the actual legal and (if applicable) record Holder of those debt securities. Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold debt securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold debt securities in street name, you should check with your own institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle voting rights if it were ever required;

•
whether and how you can instruct it to send you debt securities and, if the debt securities are in registered form, have them registered in your own name, so you can be a direct Holder as described below; and

•
how it would pursue rights under the debt securities if there were a default or other event triggering the need for Holders to act to protect their interests.

Direct Holders
Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the debt securities run only to persons who are registered as Holders of the securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you as a street name customer but does not do so.
Global Securities
What is a Global Security?
A global security is a special type of indirectly held security. Unless otherwise specified in the prospectus supplement, debt securities will be issued in the form of global securities in registered form. In this case, the ultimate beneficial owners can only be indirect holders as the global security will be registered in the name of a financial institution we select.
In this case, we require that the debt securities included in the global security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the global security is called the “depositary.” Any person wishing to own a debt security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.
Special Investor Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a Holder of securities and instead deal only with the depositary in whose name the global security is registered.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:
•
You cannot have debt securities registered in your own name.

•
You cannot receive physical certificates for your interest in the debt securities.

•
You will be a street name Holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities, as explained earlier under “Street Name and Other Indirect Holders.”

•
You may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•
The depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

Special Situations in Which a Global Security Will Be Terminated
Upon the occurrence in respect of any global security of any series of any one or more of the following (i) the depositary notifies the Company that it is unwilling or unable to continue as depositary for such global security or if at any time such depositary ceases to be a clearing agency registered under the Exchange Act and the Company notifies the securities administrator that it is unable to locate a qualified successor, (ii) the Company executes and delivers to the securities administrator a company order that such global security shall be so exchangeable and the transfer thereof so registrable or (iii) there shall have occurred and be continuing an event of default, with respect to the securities of such series, or such other conditions as provided in the indenture for such series, such global security may be exchanged for securities registered in the names of, and the transfer of such global security may be registered to, such persons (including persons other than the depositary with respect to such series and its nominees) as such depositary shall direct. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in debt securities transferred to their own name so that they will be direct Holders. The rights of street name investors and direct Holders in the debt securities have been previously described in the subsections entitled “Street Name and Other Indirect Holders” and “Direct Holders” above.

CLEARANCE AND SETTLEMENT OF DEBT SECURITIES
Senior and subordinated debt securities we issue may be held through one or more international and domestic clearing systems. The clearing systems ArcelorMittal uses are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking, S.A. in Luxembourg (“Clearstream”) and the Euroclear System, in Brussels, Belgium, operated by Euroclear Bank SA/NV (“Euroclear”). These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.
Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade the debt securities across borders in the secondary market. Where payments for the debt securities ArcelorMittal issues in global form is made in U.S. dollars, these procedures can be used for cross- market transfers and the debt securities are cleared and settled on a delivery against payment basis.
The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in the debt securities held by them.
None of ArcelorMittal, the securities administrator or the trustee have any responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. ArcelorMittal has no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. ArcelorMittal also does not supervise these systems in any way.
DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.
The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear, as they are currently in effect as on the date of this prospectus. Those systems could change their rules and procedures at any time.
DTC
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The rules applicable to DTC participants are on file with the SEC.
Clearstream
Clearstream is a licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).
Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of

Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank SA/NV, the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.
As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the debt securities. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.
Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.
The Euroclear System
The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book- entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese Yen. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.
The Euroclear System is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
The Euroclear Operator is a Belgian bank. The Belgian Banking Commission and the National Bank of Belgium regulate and examine the Euroclear Operator.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:
•
transfers of securities and cash within the Euroclear System;

•
withdrawal of securities and cash from the Euroclear System; and

•
receipts of payments with respect to securities in the Euroclear System.

All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.
Settlement
You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but generally will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.
Other Clearing Systems
We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

DESCRIPTION OF ORDINARY SHARES
This prospectus may be used to offer our ordinary shares either alone or underlying debt securities convertible into or exchangeable for our ordinary shares.
Holders of our ordinary shares are entitled to certain rights and subject to certain conditions.
The ordinary shares of ArcelorMittal are described in detail in the 2023 Form 20-F, including under “Shareholders and Markets — Share Capital” and “Additional Information — Memorandum and Articles of Association.”

DESCRIPTION OF RIGHTS TO PURCHASE ORDINARY SHARES
We may offer rights to purchase ordinary shares of ArcelorMittal, which we refer to as “rights”. The applicable prospectus supplement will describe the specific terms of any such rights offering, including, as applicable:
•
the title of the rights;

•
the securities for which the rights are exercisable;

•
the exercise price for the rights;

•
the number of rights issued;

•
any other terms of the rights, including terms, procedures and limitations relating to the exercise of the rights;

•
information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

•
the record date, if any, to determine who is entitled to the rights;

•
the period during which rights may be exercised;

•
the material terms of any standby underwriting arrangement we enter into in connection with the offering; and

•
if applicable, a discussion of the material U.S. federal and Luxembourg income tax considerations applicable to the issuance of the rights.

If we determine to make appropriate arrangements for rights trading, persons other than our shareholders may acquire rights as described in the prospectus supplement. We may determine to offer rights to our shareholders only or additionally to other persons as described in the applicable prospectus supplement. In the event rights are offered only to our shareholders and their rights remain unexercised, we may determine to offer the unsubscribed offered securities to persons other than our shareholders. In addition, we may enter into a standby underwriting arrangement with one or more underwriters under which the underwriter or underwriters, as the case may be, will purchase any offered securities remaining unsubscribed for after the offering, as described in the prospectus supplement.

TAX CONSIDERATIONS
A description of any material U.S. federal and Luxembourg income tax consequences of the purchase, ownership and disposition of securities will be provided in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus:
•
through underwriters;

•
through dealers;

•
through agents; or

•
directly to purchasers.

The prospectus supplement relating to any offering will identify or describe:
•
any underwriters, dealers or agents;

•
their compensation;

•
the estimated net proceeds to us;

•
the purchase price of the securities;

•
the initial public offering price of the securities; and

•
any exchange on which the securities will be listed, if applicable.

If we use underwriters in the sale, they will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Dealers
If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.
Agents and Direct Sales
We may sell securities directly or through agents that we designate. The prospectus supplement will name any agent involved in the offering and sale and state any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.
Contracts with Institutional Investors for Delayed Delivery
If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investors can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:
•
commercial and savings banks;

•
insurance companies;

•
pension funds;

•
investment companies;

•
educational and charitable institutions; and

•
other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies: an institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:
•
the validity of the arrangements; or

•
the performance by us or the institutional investors.

Indemnification
Agreements that we will enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Market Making
In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.
Expenses
The expenses of any offering of debt securities will be detailed in the relevant prospectus supplement.

VALIDITY OF THE SECURITIES
Unless otherwise specified in the prospectus supplement, the validity of the ordinary shares and rights of ArcelorMittal and the due authorization of the issuance of the securities under Luxembourg law will be passed upon for ArcelorMittal by Elvinger Hoss Prussen, société anonyme, its Luxembourg counsel, and the validity of the debt securities under New York law will be passed upon for ArcelorMittal by Cleary Gottlieb Steen & Hamilton LLP, its United States counsel, and for the underwriters by Allen & Overy LLP.
EXPERTS
The consolidated financial statements of ArcelorMittal and its subsidiaries as of and for the years ended December 31, 2023 and 2022 incorporated by reference in this prospectus from the Company’s 2023 Form 20-F, and the effectiveness of ArcelorMittal and its subsidiaries’ internal control over financial reporting as of December 31, 2023 (excluding the internal control over financial reporting of ArcelorMittal Pecém), have been audited by Ernst & Young S.A., 35E avenue John F. Kennedy L-1855 Luxembourg, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that ArcelorMittal and its subsidiaries did not maintain effective internal control over financial reporting as of December 31, 2023, based on Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weakness described therein, and which, as to the report on the effectiveness of ArcelorMittal’s and its subsidiaries’ internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of ArcelorMittal Pecém from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of ArcelorMittal and its subsidiaries for the year ended December 31, 2021 incorporated by reference in this prospectus from the Company’s 2023 Form 20-F have been audited by Deloitte Audit S.à r.l., 20 boulevard de Kockelscheuer, L-1821 Luxembourg, independent registered public accounting firm, as set forth in its report thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The estimates of mineral resources and mineral reserves relating to ArcelorMittal’s mines and mining projects and the estimates of the mine life included in the Company’s most recent annual report on Form 20-F have been prepared by qualified persons, in accordance with the mining property disclosure requirements of Subpart 1300 of Regulation S-K promulgated by the SEC.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.   Indemnification of Directors and Officers.
The Articles of Association of ArcelorMittal provide that ArcelorMittal will, to the broadest extent permitted by Luxembourg law, indemnify any director and member of the Executive Office as well as any former director and member of the Executive Office for fees, costs and expenses reasonably incurred in the defense or resolution (including a settlement) of any legal actions or proceedings, whether civil, criminal or administrative, in which he or she has been involved by virtue of his or her former or current role as director or member of the Executive Office.
The right to indemnification does not exist in the case of gross negligence, fraud, fraudulent inducement, dishonesty or for a criminal offense, or if it is ultimately determined that the director or member of the management board has not acted honestly, in good faith and with the reasonable belief that he or she was acting in the best interests of ArcelorMittal.
The Company also maintains liability insurance for its directors and officers, including insurance against liabilities arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 9.   Exhibits.
Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.
4.1	Senior Debt Indenture, between ArcelorMittal and Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities administrator (filed as Exhibit 4.1 to the report on Form 6-K filed on June 1, 2015 (file No. 333-146371) and incorporated by reference herein), available at: https://www.sec.gov/Archives/edgar/data/1243429/000119312515209195/d935631dex41.htm
4.2	Form of debt securities for ArcelorMittal relating thereto (included in Exhibit 4.1).
4.3	Subordinated Debt Indenture, between ArcelorMittal and Wilmington Trust, National Association, as trustee and Citibank, N.A., as securities administrator, dated January 16, 2013 (filed as Exhibit 4.1 of the report on Form 6-K filed on January 16, 2013 (file No. 001-35788) and incorporated by reference herein), available at: https://www.sec.gov/Archives/edgar/data/1243429/000119312513014545/d469451dex41.htm
4.4	Form of subordinated debt securities for ArcelorMittal relating thereto (included in Exhibit 4.3).
4.5	Amended and Restated Articles of Association of ArcelorMittal dated April 28, 2023 (filed as Exhibit 1.1 to the 2023 Form 20-F filed on February 28, 2024 (File No. 001-35788) and incorporated by reference herein), available at: https://www.sec.gov/Archives/edgar/data/1243429/000124342924000005/a2023exhibit11.htm
5.1	Opinion of Elvinger Hoss Prussen, société anonyme, as to the validity of the ordinary shares, rights and debt securities under Luxembourg law.
5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the debt securities under New York law.
23.1	Consent of Ernst & Young S.A.
23.2	Consent of Deloitte Audit S.à r.l.
23.3	Consent of Elvinger Hoss Prussen, société anonyme (included in Exhibit 5.1 above).
23.4	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2 above).
23.5	Mining consents for ArcelorMittal Mining Canada G.P.
23.6	Mining consent for Baffinland

Exhibit Number	Description of Document
23.7	Mining consent for Bosnia
23.8	Mining consents for Brazil
23.9	Mining consents for India
23.10	Mining consents for Liberia
23.11	Mining consents for Mexico (excluding Peña Colorada)
23.12	Mining consent for Peña Colorada
23.13	Mining consent for South Africa
23.14	Mining consents for Ukraine iron ore operations
24.1	Powers of Attorney (included in signature page).
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibits 4.1 and 4.3 above.
107	Calculation of Filing Fee Tables
Item 10.   Undertakings.
(a)
The undersigned registrant hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.
That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the

Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
5.
That, for the purpose of determining liability under the Securities Act to any purchaser,

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

6.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

7.
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
8.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS
Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.
4.1	Senior Debt Indenture, between ArcelorMittal and Wilmington Trust, National Association, as trustee, and Citibank, N.A., as securities administrator (filed as Exhibit 4.1 to the report on Form 6-K filed on June 1, 2015 (file No. 333-146371) and incorporated by reference herein), available at: https://www.sec.gov/Archives/edgar/data/1243429/000119312515209195/d935631dex41.htm
4.2	Form of debt securities for ArcelorMittal relating thereto (included in Exhibit 4.1).
4.3	Subordinated Debt Indenture, between ArcelorMittal and Wilmington Trust, National Association, as trustee and Citibank, N.A., as securities administrator, dated January 16, 2013 (filed as Exhibit 4.1 of the report on Form 6-K filed on January 16, 2013 (file No. 001-35788) and incorporated by reference herein), available at: https://www.sec.gov/Archives/edgar/data/1243429/000119312513014545/d469451dex41.htm
4.4	Form of subordinated debt securities for ArcelorMittal relating thereto (included in Exhibit 4.3).
4.5	Amended and Restated Articles of Association of ArcelorMittal dated April 28, 2023 (filed as Exhibit 1.1 to the 2023 Form 20-F filed on February 28, 2024 (File No. 001-35788) and incorporated by reference herein), available at: https://www.sec.gov/Archives/edgar/data/1243429/000124342924000005/a2023exhibit11.htm
5.1	Opinion of Elvinger Hoss Prussen, societé anonyme as to the validity of the ordinary shares, rights and debt securities under Luxembourg law.
5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to the validity of the debt securities under New York law.
23.1	Consent of Ernst & Young S.A.
23.2	Consent of Deloitte Audit S.à r.l.
23.3	Consent of Elvinger Hoss Prussen, société anonyme (included in Exhibit 5.1 above).
23.4	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2 above).
23.5	Mining consents for ArcelorMittal Mining Canada G.P.
23.6	Mining consent for Baffinland
23.7	Mining consent for Bosnia
23.8	Mining consents for Brazil
23.9	Mining consents for India
23.10	Mining consents for Liberia
23.11	Mining consents for Mexico (excluding Peña Colorada)
23.12	Mining consent for Peña Colorada
23.13	Mining consent for South Africa
23.14	Mining consents for Ukraine iron ore operations
24.1	Powers of Attorney (included in signature page).
25.1	Statement of eligibility of Trustee on Form T-1 with respect to Exhibits 4.1 and 4.3.
107	Calculation of Filing Fee Tables

SIGNATURES OF ARCELORMITTAL
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Luxembourg, Grand Duchy of Luxembourg on April 8, 2024.
ARCELORMITTAL
By:
/s/ Henk Scheffer

Name:
Henk Scheffer

Title:
Company Secretary

Power of Attorney
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mr. Sapan Gupta, Ms. Maureen Baker, Mr. Philippe Noury, Mr. Henk Scheffer, Mr. Gregory Meurin, Mr. Raman Karol, Mr. Ondra Otradovec, Mr. Stefan Buys, Mr. Bradley Davey, and Mrs. Stéphanie Werner-Dietz, severally and individually, and each of them (with full power to each of them to act alone) his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form F-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/ she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated in respect of ArcelorMittal on April 8, 2024.
Signature	Title
/s/ Lakshmi N. Mittal Lakshmi N. Mittal	Executive Chairman of the Board of Directors
/s/ Aditya Mittal Aditya Mittal	Chief Executive Officer and Director
/s/ Genuino Christino Genuino Christino	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ Vanisha Mittal Bhatia Vanisha Mittal Bhatia	Director
/s/ Tye Burt Tye Burt	Director

Signature	Title
/s/ Michel Wurth Michel Wurth	Director
Karyn Ovelmen	Director
/s/ Karel de Gucht Karel de Gucht	Director
/s/ Etienne Schneider Etienne Schneider	Director
Clarissa Lins	Director
/s/ Patricia Barbizet Patricia Barbizet	Director

Signature of Authorized Representative of ArcelorMittal
Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative of ArcelorMittal in the United States, has signed this registration statement in the City of Schererville, State of Indiana, on April 8, 2024.
Signature	Title
/s/ Joseph P. Wallace Joseph P. Wallace	Authorized Representative in the United States Head of Tax, Legal, & Risk Management (USA) ArcelorMittal North America